EXHIBIT 99.1

TULSA Abstracts at the 15th Interventional MRI Symposium Strengthen Real-World Evidence, Clinical Differentiation, and Platform Expansion Opportunity

TORONTO, Oct. 14, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”) today announced that five abstracts presented at the 15th Interventional MRI (“iMRI”) Symposium in Boston, Massachusetts, reinforce the growing body of evidence supporting the real-world performance, clinical differentiation, and platform expansion potential of the TULSA Procedure™ performed using the TULSA-PRO® system.

Collectively, the presentations underscore three important dimensions of TULSA’s progress:

  Real-world validation: Findings from the CARE Registry and single-center experiences at Mayo Clinic in Florida and Rochester provide complementary evidence of TULSA outcomes across multiple treatment strategies and clinical settings.
  Clinical differentiation: Results from the CAPTAIN randomized controlled trial demonstrate statistically superior preservation of erectile function together with pad-free continence with the TULSA Procedure compared with robotic radical prostatectomy (“robotic RP”) at six months.
  Platform expansion potential: Technical validation on the Siemens 0.55T Free.Max MRI platform demonstrates the feasibility of delivering TULSA on a lower-field-strength MRI system, potentially broadening equipment options and reducing infrastructure barriers for future TULSA-PRO® adoption.*

“These presentations illustrate how TULSA’s evidence base is evolving across the dimensions that matter most: meaningful functional outcomes for patients, reproducibility in routine clinical practice, and the potential to extend our technology to a broader range of iMRI platforms,” said Mathieu Burtnyk, Chief Technology Officer of Profound Medical. “Together, they reinforce the differentiation of TULSA-PRO and its potential to support broader clinical adoption over time.”

Mayo Clinic Florida: Real-World Clinical Experience (Page 88)

This analysis reports experience from one of the early U.S. centers to incorporate TULSA-PRO into routine clinical practice, including 58 patients with up to 4.5 years of follow-up.

Patients underwent a range of treatment approaches, including focal, hemi-gland, subtotal and whole-gland ablation. Serious adverse events were uncommon, with no strictures or fistulas reported. Reported functional outcomes included 100% pad-free continence, 94% leak-free continence and preservation of erections sufficient for penetration in 87.5% of men beyond 12 months.

Median PSA nadir was 0.9 ng/mL, and 12% of patients required secondary prostate cancer treatment during follow-up.

These findings add longer-term clinical experience from routine practice to the growing TULSA evidence base, complementing the randomized CAPTAIN trial and multicenter CARE Registry. The results should be interpreted in the context of the study’s single-center design, patient selection and treatment heterogeneity.

Mayo Clinic Rochester: Prospective Single-Center Study (Page 89)

This prospective study evaluated 41 patients with biopsy-proven localized prostate cancer treated with the TULSA Procedure.

Mean PSA declined from 7.7 ng/mL at baseline to approximately 2.3–2.6 ng/mL, representing a sustained reduction of approximately 62%–66% through one year. The safety profile was generally manageable, with most adverse events involving urinary or sexual function.

Biopsy-confirmed recurrence was reported in 22% of patients, including 12% with in-field recurrence and 10% with out-of-field recurrence. The authors concluded that the TULSA Procedure provided substantial, sustained PSA reduction with a generally favorable safety profile.

The findings add prospective evidence from another high-volume Mayo Clinic center, complementing the broader CARE Registry and the randomized CAPTAIN trial. Together, these studies contribute to a more comprehensive understanding of TULSA’s performance across clinical settings, while underscoring the importance of continued follow-up to characterize oncologic durability.

CARE Registry: Treatment Extent, PSA Response and Catheterization Duration (Page 43)

This analysis evaluated 197 patients treated with the TULSA Procedure across five centers, with a median follow-up of 24 months.

The findings demonstrate the flexibility of TULSA treatment planning, spanning focal, subtotal and whole-gland ablation. As expected, more extensive ablation was associated with deeper prostate-specific antigen (“PSA”) reductions: median PSA nadir was 0.23 ng/mL following whole-gland treatment, compared with 0.60 ng/mL after subtotal treatment and 1.10 ng/mL after focal treatment.

Biochemical recurrence rates did not differ significantly across treatment extents in this analysis. Less extensive treatments were also associated with shorter catheterization duration, decreasing from a median of 13.5 days following whole-gland treatment to seven days following subtotal or focal treatment.

These findings highlight a key feature of the TULSA Procedure: the ability to individualize treatment extent, balancing the objectives of malignant tissue ablation, functional preservation and recovery according to patient needs and clinical judgment.

CAPTAIN Randomized Trial: TULSA Procedure vs. Robotic Radical Prostatectomy — Six-Month Outcomes (Page 42)

CAPTAIN (A Comparison of TULSA Procedure vs. Radical Prostatectomy in Participants with Localized Prostate Cancer) is the first fully enrolled, multicenter randomized controlled trial directly comparing the TULSA Procedure with robotic RP in patients with localized intermediate-risk prostate cancer.

As previously reported, whole-gland TULSA demonstrated perioperative advantages over robotic RP, including no blood loss, no overnight hospitalization, faster recovery and earlier return to work. Hospitalizations for complications were also substantially lower with whole-gland TULSA than with robotic RP (0.7% versus 6.3%).

At the primary six-month functional endpoint, whole-gland TULSA achieved statistically superior outcomes, with patients more than twice as likely to preserve both erectile function and pad-free continence (risk ratio of 2.1; p=0.004). Whole-gland TULSA also demonstrated statistically superior preservation of flaccid penile length at one month compared with robotic RP.

While oncologic outcomes continue to mature, these findings provide important randomized evidence of whole-gland TULSA’s potential to improve peri-operative outcomes and preserve quality of life.

Technical Validation of TULSA on the Siemens 0.55T Free.Max MRI Platform (Page 87)

Investigators successfully validated the technical feasibility of the TULSA Procedure on Siemens’ 0.55T Free.Max MRI platform, a lower-field-strength MRI system that may potentially offer additional options for future TULSA-PRO installations.*

The evaluation incorporated new three-dimensional thermometry protocols that improved temperature-measurement precision by 40% compared with conventional approaches. Temperature-monitoring performance approached that of conventional 1.5T systems, with baseline uncertainty of approximately ±1.1°C. Prostate anatomy and surrounding structures remained clearly visible using biparametric MRI protocols, while simulated treatments demonstrated targeting accuracy of 1.0 ± 0.9 mm.

This technical validation represents a potentially important step toward expanding the range of MRI systems on which TULSA could be deployed. If translated into clinical and commercial use, compatibility with lower-cost, wide-bore MRI systems could help reduce equipment-related infrastructure barriers, broaden the potential TULSA-PRO installed-base opportunity and mitigate susceptibility artifacts associated with implants such as hip prostheses.

*Technical feasibility does not establish U.S. Food and Drug Administration clearance, clinical validation or commercial availability on this combined TULSA-PRO<>Siemens 0.55T Free.Max platform. Any statements regarding future deployment remain subject to further development and applicable regulatory requirements.

Building the Evidence and Expanding the Opportunity

“Our focus is to translate TULSA’s clinical differentiation into a broader opportunity for patients, physicians and healthcare providers,” said Profound’s Chief Executive Officer and Chairman, Arun Menawat. “The evidence presented at this year’s iMRI Symposium reinforces the potential of the TULSA Procedure becoming a mainstream treatment modality across the entire prostate disease spectrum, while our technical progress on lower-field-strength Siemens Free.Max points to a potential path toward reducing potential infrastructure barriers to more widespread adoption over time.”

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849

Susan Thomas
Public Relations
sthomas@profoundmedical.com
T: 619.540.9195